Exhibit 10.1

FIRST AMENDMENT

TO

TRADESTATION GROUP, INC.

NONEMPLOYEE DIRECTOR

INCENTIVE STOCK PLAN

FIRST AMENDMENT, dated October 20, 2010, to TradeStation Group, Inc. (the “Company”) Nonemployee Director Incentive Stock Plan (the “Plan”), as authorized, approved and directed by the Board of Directors of the Company at a meeting duly convened and held on October 20, 2010.

The Plan is hereby amended as set forth below. Capitalized terms used herein, if not herein defined, shall have the respective meanings ascribed to them in the Plan.

1.	Restrictions and Limitations Applicable to Certain Awards. The following is hereby added to the end of Section 4 of the Plan:

“With respect to Stock Awards, Performance Shares and Performance Units, in no event shall the Award provide for vesting or be permitted to vest (other than in the case of death, disability or retirement, or change of control of the Company) prior to the first anniversary of the grant date of the Award, and the Company shall have the right and obligation (except that there shall be no such obligation in the case of death, disability or retirement, or change of control of the Company) to reacquire the Common Shares contained in or underlying the Award, for no consideration, if the Award recipient’s service as a member of the Board of Directors terminates earlier than the first anniversary of the grant date of the Award.”

2.	Restrictions on Repricing of Options. The following is hereby added to the end of Section 6(a) of the Plan:

“Except as set for in Section 11 (which includes adjustment provisions for Awards in connection with certain corporate events), the exercise price for Stock Options may not be altered after their date of grant.”

3.	Incorporation of Amendments. The foregoing amendments may be seamlessly integrated and incorporated in the applicable sections of all published versions of the Plan, and this First Amendment may be separately publicly filed or otherwise published or disclosed as required or appropriate to comply with applicable laws, rules and regulations or for any other legitimate purpose.

4.	No Other Amendments. Except as set forth in this First Amendment, the Plan has not been modified and remains of full force and effect.

The undersigned, as Secretary of the Company, hereby certifies that this document accurately reflects the amendments to the Plan authorized, approved and directed to be made by the Board of Directors of the Company on October 20, 2010, as permitted under Section 17 of the Plan, and that the Board unanimously agreed that such amendments, individually and in the aggregate, are not material amendments and do not require the approval of the Company’s shareholders.

/s/ Marc J. Stone
Marc J. Stone, Secretary